Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this “First Amendment”) is made as of August 18, 2010, by and among GLOBAL OPERATING LLC, a Delaware limited liability company (“OLLC”), GLOBAL COMPANIES LLC, a Delaware limited liability company (“Global”), GLOBAL MONTELLO GROUP CORP., a Delaware corporation (“Montello”), GLEN HES CORP., a Delaware corporation (“Glen Hes”), CHELSEA SANDWICH LLC, a Delaware limited liability company (“Chelsea LLC”), GLP FINANCE CORP., a Delaware corporation (“Finance”), GLOBAL ENERGY MARKETING LLC, a Delaware limited liability company (“GEM”  and, collectively with OLLC, Global, Montello, Glen Hes, Chelsea LLC and Finance, the “Borrowers” and each a “Borrower”), GLOBAL PARTNERS LP, a Delaware limited partnership (the “MLP”), GLOBAL GP LLC, a Delaware limited liability company (the “GP” and, collectively with the MLP, the “Guarantors and each individually, a “Guarantor”), each “Lender” (as such term is defined in the Credit Agreement referred to below) (collectively, the “Lenders” and each individually, a “Lender”) party hereto  and Bank of America, N.A. as Administrative Agent and L/C Issuer (as each such term is defined in the Credit Agreement), amending certain provisions of that certain Amended and Restated Credit Agreement dated as of May 14, 2010 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrowers, the Guarantors, the Lenders, the Administrative Agent, the L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent and Societe Generale, Standard Chartered Bank, Wells Fargo Bank, N.A. and RBS Citizens, National Association, as Co-Documentation Agents.  Terms not otherwise defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, certain of the Borrowers are contemplating acquiring from ExxonMobil Oil Corporation and Exxon Mobil Corporation (collectively, the “Exxon Sellers”) certain service station properties and related assets in Massachusetts, New Hampshire and Rhode Island for an aggregate purchase price of not more than $205,000,000 and the assumption of certain environmental liabilities (the “Proposed Acquisition”) pursuant to, and in accordance with, the terms of that certain Sale and Purchase Agreement dated as of May 24, 2010 by and between the Sellers and Global, as the same may be amended (the “Purchase Agreement”); and

WHEREAS, pursuant to the terms of the Purchase Agreement, the Proposed Acquisition is expected to be consummated in two or more stages, with Global initially purchasing all of those properties and related assets which are not operated by the Exxon Sellers (such stations and related assets being hereinafter referred to as the “Dealer Operated Stations”) for a purchase price of approximately $155,000,000 of the $205,000,000 contemplated total purchase price (such initial purchase being hereinafter referred to as the “Initial Closing”; and the purchase price to be paid in connection with the Initial Closing being hereinafter referred to as the “Initial Payment”) and with Global then purchasing the remaining forty two (42) properties and related assets which are operated by the Exxon Sellers (such stations and related assets being hereinafter referred to as the “Company Operated Stations”) in one or more closings for the remaining portion of the purchase price (such subsequent purchases being hereinafter referred to as the “Subsequent Closings” and each such closing of a Company Operated Station being hereinafter referred to as a “Subsequent Closing” and the purchase price to be paid in connection with any Subsequent Closing being hereinafter referred to as a “Subsequent Payment” and the aggregate purchase price to be paid in connection with all Subsequent Closings being hereinafter referred to as the “Subsequent Payments”); and

WHEREAS, in connection with the Proposed Acquisition, the Borrowers have requested, in accordance with Section 2.13 of the Credit Agreement, a $200,000,000 increase in the Aggregate Revolver Commitment, with such increase to be effective upon the Escrow Funding Date (as hereinafter defined), and certain of the Lenders have agreed to increase such Lender’s Revolver Commitment on the Escrow Funding Date by the amounts set forth on Exhibit A hereto; and

WHEREAS, in connection with the Proposed Acquisition, the Exxon Sellers may require that Global fund the entire purchase price for the Proposed Acquisition (and are requiring that Global fund at least the Initial Payment associated with the Initial Closing) three (3) Business Days prior to the consummation of the Initial Closing into an escrow account with Stewart Title or another title insurance company acceptable to the Exxon Sellers and Global (such title company being hereinafter referred to as the “Escrow Agent”; the amount so funded by Global to the Escrow Agent being hereinafter referred to as the “Escrow Amount”; the portion of the Escrow Amount to be used to fund the Initial Payment being hereinafter referred to as the “Initial Escrow Amount” and the remaining portion of the Escrow Amount to be used to fund any Subsequent Payment being hereinafter referred to as the “Subsequent Escrow Amount”) (such date of funding the Escrow Amount to the Escrow Agent being hereinafter referred to as the “Escrow Funding Date”); and

WHEREAS, the Escrow Amount shall at all times until the consummation of the Initial Closing of the Proposed Acquisition remain the property of Global and, until the consummation of each Subsequent Closing, the Subsequent Escrow Amount not necessary to fund such Subsequent Closing shall remain the property of Global, and, in each case, shall not, by the terms of such escrow, be paid to the Exxon Sellers until the Escrow Agent receives instruction from Global upon the consummation of the Initial Closing of the Proposed Acquisition (as it relates to the funding of the Initial Payment) and the consummation of each Subsequent Closing of the Proposed Acquisition (as it relates to the funding of any Subsequent Payment); and

WHEREAS, pursuant to the terms of such escrow, if the Initial Closing of the Proposed Acquisition does not get consummated pursuant to the terms of the Purchase Agreement within three (3) Business Days of the Escrow Funding Date, such Escrow Amount shall be returned to Global (other than that portion of any Escrow Amount which, by the terms of the Purchase Agreement, is to be paid to the Exxon Sellers); and

WHEREAS, the Loan Parties, the Lenders and the Administrative Agent and the L/C Issuer desire to amend certain provisions of the Credit Agreement and to consent to certain modifications to the existing provisions of the Credit Agreement, all as provided more fully herein below;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.  Consent To Modifications to Exercising of Accordion.  Notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, the provisions of Section 2.13 thereof), the parties hereto hereby agree that (a) the Borrowers have requested a $200,000,000 increase in the Aggregate Revolver Commitment, such increase to be effective on the Escrow Funding Date; (b) by their signature below, each Lender identified on Exhibit A attached hereto (an “Increasing Lender”) has committed to increase its respective Revolver Commitment by the amount set forth on Exhibit A (such amount for each Increasing Lender, such Increasing Lender’s “Committed Amount”) on the Escrow Funding Date; (c) to the extent the Lenders have made Loans to the Borrowers hereunder to enable Global to fund the Escrow Amount and the Initial Closing of the Proposed Acquisition does not get consummated pursuant to the terms hereof and thereof and the First Amendment Effective Date has not occurred within three (3) Business Days of the Escrow Funding Date, the Borrowers shall immediately repay any Loans borrowed to fund such Escrow Amount and the Aggregate Revolver Commitment shall automatically be reduced by the aggregate Committed Amounts, provided, the Borrowers shall be permitted to subsequently increase the Aggregate Revolver Commitment in accordance with Section 2.13 of the Credit Agreement; (d) to the extent the Escrow Funding Date and the First Amendment Effective Date does not occur by October 31, 2010, then, effective November 1, 2010, each such Increasing Lender’s commitment to increase its respective Revolver Commitment shall automatically terminate on such date and be permanently reduced to zero; (e) to the extent the Escrow Funding Date occurs on or prior to October 31, 2010, then on the Escrow Funding Date, Schedule 2.01 to the Credit Agreement shall be automatically updated to give effect to the increase in the Aggregate Revolver Commitment (which shall be subject to reduction as set forth in clause (c) hereof); (f) to the extent the Escrow Funding Date has not occurred by October 1, 2010 then on the earlier to occur of (i) the First Amendment Effective Date and (ii) November 1, 2010, the Borrowers shall pay to the Administrative Agent, for the pro rata accounts of the Increasing Lenders, an annualized ticking fee of fifty (50) basis points on the Committed Amount for the period of October 1, 2010 through the date such fee is paid; and (g) to the extent the First Amendment Effective Date occurs prior to November 1, 2010, the Borrowers shall pay to the Administrative Agent for the account of each Increasing Lender an upfront fee as contemplated in a certain fee letter dated as of the date hereof by and between the Administrative Agent and the Borrowers (the “Fee Letter”).

§2.  Amendment to Section 1 of the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)                                  The definition of “Acquisition Capital Expenditures” contained in Section 1.1 of the Credit Agreement is hereby amended by inserting immediately after the words “Warex Acquisition” which appear in such definition a comma and the words “XOM Acquisition”.

(b)                                 The definition of “Applicable Revolver Rate” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and restating it as follows:

“Applicable Revolver Rate” means, in respect of the Revolver Loans, and prior to the First Amendment Effective Date, (a) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ended March 31, 2010, the applicable percentage per annum set forth below under Pricing Level 1, and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Combined Senior Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Combined Senior Secured Leverage Ratio	Applicable Revolver Rate for Base Rate Loans (in basis points)	Applicable Revolver Rate for Eurodollar Rate Loans and Cost of Funds Rate Loans (in basis points)
1	Less than 1.50:1.00	200	300
2	Greater than or equal to 1.50:1.00	225	325

and from and after the First Amendment Effective Date, (a) from the First Amendment Effective Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(b) for the fiscal quarter ended immediately after the First Amendment Effective Date, the applicable percentage per annum set forth below under Pricing Level 3, and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the Combined Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Combined Total Leverage Ratio	Applicable Revolver Rate for Base Rate Loans (in basis points)	Applicable Revolver Rate for Eurodollar Rate Loans and Cost of Funds Rate Loans (in basis points)
1	Less than 1.50:1.00	200	300

2	Greater than or equal to 1.50:1.00 but less than 2.50:1.00	225	325
3	Greater than or equal to 2.50:1.00 but less than 3.00:1.00	250	350
4	Greater than or equal to 3.00:1.00	287.5	387.5

Any increase or decrease in the Applicable Revolver Rate resulting from a change in the Combined Senior Secured Leverage Ratio or Combined Total Leverage Ratio, as the case may be, shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, the highest pricing level shall apply in respect of all the Revolver Loans as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.09(b).

(c)                                  The definition of “Combined EBITDA” contained in Section 1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and restating it as follows:

“Combined EBITDA” means for any period, for each Applicable Loan Party and its Subsidiaries on a combined basis, an amount equal to Combined Net Income for such period plus (a) the following to the extent deducted in calculating such Combined Net Income: (i) Combined Total  Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by such Applicable Loan Party and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) other non-recurring expenses of the Applicable Loan Parties and their Subsidiaries reducing such Combined Net Income which do not represent a cash item in such period or any future period, and (v) without duplication for any adjustments made in connection with pro forma calculations made as a result of the XOM Acquisition, solely as it relates to the XOM Acquisition, and solely with respect to the fiscal quarter ending immediately after the fiscal quarter in which the XOM Acquisition occurs, cash transaction expenses relating to the XOM Acquisition approved by the Administrative Agent and in an aggregate amount not to exceed $3,000,000 and regardless of whether such expenses were actually taken in the quarter in which the XOM Acquisition occurred or the subsequent fiscal quarter and minus (b) the following to the extent included in calculating such Combined Net Income: (i) Federal, state, local and foreign income tax credits of the Applicable Loan Parties and their Subsidiaries for such period, and (ii) all nonrecurring non-cash items increasing Combined Net Income for such period, provided, however, notwithstanding anything to the contrary contained herein, any gains or losses from any Dispositions shall be excluded from the calculation of Combined EBITDA.  For purposes of calculating Combined EBITDA for purposes of calculating the minimum Combined EBITDA covenant, the Combined Interest Coverage Ratio, the Combined Total Leverage Ratio or the Combined Senior Secured Leverage Ratio for any period in which the Warex Acquisition, the XOM Acquisition or a Permitted Acquisition has occurred, Combined EBITDA shall be adjusted in a manner which is satisfactory to the Administrative Agent in all respects to give effect to the consummation of the Warex Acquisition, the XOM Acquisition or such Permitted Acquisition, as the case may be, on a pro forma basis as if the Warex Acquisition, the XOM Acquisition or such Permitted Acquisition, as the case may be, had occurred on the first date of the test period.

(d)                                 Section 1.1 of the Credit Agreement is further amended by inserting the following definitions in the appropriate alphabetical order:

“Company Stations” has the meaning set forth in the definition of XOM Acquisition.

“Dealer Stations” has the meaning set forth in the definition of XOM Acquisition.

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement dated as of August 18, 2010 by and among the Loan Parties, the Lenders party thereto, the Administrative Agent and the L/C Issuer.

“First Amendment Effective Date” has the meaning given such term in the First Amendment.

“First Closing” has the meaning set forth in the definition of XOM Acquisition.

“First Payment” has the meaning set forth in the definition of XOM Acquisition.

“Reduction Date” means the last day of the fiscal quarter which occurs in the first quarter in which any Loan Party receives proceeds of not less than $75,000,000 from any Equity Issuance of a Loan Party or the issuance of the Senior Unsecured Notes or unsecured Subordinated Debt, provided, to the extent the Loan Parties have not received such proceeds on or prior to June 30, 2011, then the Reduction Date shall mean June 30, 2011.

“Subsequent Company Station Closing” has the meaning set forth in the definition of XOM Acquisition.

“Subsequent Company Station Payment” has the meaning set forth in the definition of XOM Acquisition.

“XOM Acquisition” means the acquisition by Global from the XOM Sellers of certain service station properties and related assets in Massachusetts, New Hampshire and Rhode Island for an aggregate purchase price of not more than $205,000,000 (and the assumption of certain environmental liabilities), subject to customary adjustments in the ordinary course as contemplated by the XOM Purchase Agreement pursuant to the terms of the XOM Purchase Agreement and, in connection therewith, the subsequent transfer by Global of certain of the assets acquired from such XOM Sellers to Montello.  For the avoidance of doubt, pursuant to the terms of the XOM Purchase Agreement, the XOM Acquisition will be consummated in two or more stages, with Global initially purchasing all those properties and related assets which are not operated by the XOM Seller (such stations and related assets being hereinafter referred to as the “Dealer Stations”) for a purchase price of approximately $155,000,000 of the $205,000,000 contemplated total purchase price (such initial purchase being hereinafter referred to as the “First Closing”; and the purchase price to be paid in connection with the First Closing being hereinafter referred to as the “First Payment”) and with Global then purchasing the remaining forty two (42) properties and related assets which are operated by the XOM Seller (such stations and related assets being hereinafter referred to as the “Company Stations”) in one or more closings for the remaining portion of the purchase price (each such subsequent purchase being hereinafter referred to as a “Subsequent Company Station Closing” and the purchase price to be paid in connection with each Subsequent Company Station Closing being hereinafter referred to as a “Subsequent Company Station Payment” and the aggregate purchase price to be paid in connection with all Subsequent Company Station Closings being hereinafter referred to as the “Subsequent Company Station Payments”).

“XOM Purchase Agreement” means that certain Sale and Purchase Agreement dated as of May 24, 2010 by and between the XOM Sellers and Global, as the same may be amended.

“XOM Seller” means, collectively, ExxonMobil Oil Corporation, a New York corporation and Exxon Mobil Corporation, a New Jersey corporation.

§3.  Amendment to Section 2 of the Credit Agreement.  Section 2 of the Credit Agreement is hereby amended as follows:

(a)                                  Section 2.03(a)(i) of the Credit Agreement is hereby amended by deleting the words “the Outstanding Amount of the L/C Obligations for Product Under Contract LCs shall not exceed $20,000,000” which appear in such section and substituting in place thereof the words “the Outstanding Amount of the L/C Obligations for Product Under Contract LCs shall not exceed $40,000,000”.

(b)                                 Section 2.03(h) of the Credit Agreement is hereby amended by deleting Section 2.03(h) in its entirety and restating it as follows:

(h)                                 Letter of Credit Fees.  The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable WC Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.15(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each calendar month, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a monthly basis in arrears.  If there is any change in the Applicable WC Rate during any calendar month, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable WR Rate separately for each period during such month that such Applicable WC Rate was in effect.  Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(c)                                  Section 2.03(i) of the Credit Agreement is hereby amended by deleting Section 2.03(i) in its entirety and restating it as follows:

(i)                                     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer.  The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Fee Letter, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrowers and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit on a monthly basis in arrears.  Such fronting fee shall be due and payable on the tenth Business Day after the end of each calendar month in respect of the most recently-ended monthly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(d)                                 Section 2.13(a) of the Credit Agreement is hereby amended by deleting Section 2.13(a) in its entirety and restating it as follows:

(a)                                  Request for Increase.  Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time from and after the First Amendment Effective Date, request an increase in the Aggregate WC Commitments or the Aggregate Revolver Commitments, or both, by an amount (for all such requests) not exceeding $200,000,000; provided that (i) any such request shall specify whether such request is for an increase in the Aggregate WC Commitment, the Aggregate Revolver Commitment or both (and, if both, the allocation between the two); (ii) any such request for an increase shall be in a minimum amount of $5,000,000; and (iii) the Aggregate Revolver Commitment may not be increased by more than $50,000,000.  At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

§4.  Amendment to Section 6 of the Credit Agreement.  Section 6 of the Credit Agreement is hereby amended as follows:

(a)                                  Section 6.01(a) of the Credit Agreement is hereby amended by deleting Section 6.01(a) in its entirety and restating it as follows:

(a)                                  as soon as available, but in any event 90 days after the end of each fiscal year of MLP (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a copy of the MLP’s Form 10-K, which report shall include the MLP’s complete combined financial statements together with all notes thereto, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.  These financial statements shall contain a combined balance sheet of MLP and its Subsidiaries as at the end of such fiscal year, and the related combined statements of income or operations, shareholders’ or members’ equity and cash flows for such fiscal year, setting forth, in the case of the income statement and cash flows, in comparative form the figures for the previous fiscal year and, in the case of the balance sheet, in comparative form for the most recent year end;

(b)                                 Section 6.01(b) of the Credit Agreement is hereby amended by deleting Section 6.01(b) in its entirety and restating it as follows:

(b)                                 as soon as available, but in any event (i) 45 days after the end of each of the first three fiscal quarters of each fiscal year of MLP (or, if earlier, five (5) days after the date (if required) to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a copy of the MLP’s Form 10-Q, which report shall include MLP’s unaudited combined balance sheet of MLP and its Subsidiaries as at the end of such fiscal quarter, and the related combined statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of MLP’s fiscal year then ended, and (ii) 45 days after the end of the fourth fiscal quarter of each fiscal year of MLP, a combined balance sheet of MLP and its Subsidiaries as at the end of such fiscal quarter, and the related combined statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of MLP’s fiscal year then ended, each such report referred to in (i) and (ii) above to be calculated on a FIFO basis and setting forth, in the case of the income statement, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, in the case of the cash flow statement, the year-to-date figures in comparative form for the figures for the same period of the prior fiscal year, and, in the case of the balance sheet, in comparative form for the most recent year end, all in reasonable detail, certified by a Responsible Officer of the Loan Parties as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of MLP and each of its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)                                  Section 6.01(c) of the Credit Agreement is hereby amended by deleting Section 6.01(c) in its entirety and restating it as follows:

(c)                                  as soon as practicable, but in any event 45 days after the end of each month of MLP, unaudited monthly combined financial reports of MLP and its Subsidiaries for such month and the portion of the fiscal year then ended (including balance sheet and income reports), each calculated on a FIFO basis and prepared in accordance with GAAP, together with a certification by a Responsible Officer that the information contained in such financial reports fairly presents the combined financial condition of MLP on the date thereof (subject to year-end adjustments);

(d)                                 Section 6.13(b) of the Credit Agreement is hereby amended by deleting Section 6.13(b) in its entirety and restating it as follows:

(b)  Each Loan Party has granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, a lien on substantially all of such Loan Party’s assets as set forth in the Security Documents.  In furtherance of the foregoing, in connection with property that becomes property owned by a Loan Party after the Closing Date for which a Lien on such property is required by the terms of the Security Documents, or if any Loan Property acquires any fee or leasehold interest in any Real Estate after the Closing Date, other than any leasehold interests in any property acquired in the XOM Acquisition for which the Loan Parties have used commercially reasonable efforts to obtain but for which the owner of such property will not consent to such leasehold mortgage (in which case such leasehold mortgage will not be required), the applicable Loan Party shall deliver (A) such documentation as the Administrative Agent may reasonably deem necessary or desirable in order to create and perfect and obtain the full benefits of such Lien, including mortgages, deeds of trust, security agreements, UCC-1 financing statements, surveys, real estate title insurance policies, certified resolutions and other organizational and authorizing documents of the grantor of liens, favorable opinions of the general counsel of the applicable Loan Party (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder) and other items of the types required to be delivered pursuant to Section 4.01, all in form, content and scope reasonably satisfactory to the Administrative Agent, and (B) such other documentation as the Required Lenders may reasonably deem necessary or desirable in order to create and perfect and obtain the full benefits of such Lien.

(e)                                  Section 6 of the Credit Agreement is hereby amended by inserting immediately following the end of Section 6.14 the following new section:

6.15.                     Certificates of Compliance in Connection with XOM Acquisition.  In connection with the XOM Acquisition and the fee properties acquired in connection therewith, to the extent any fee property has a recorded order of conditions applicable thereto without a corresponding certificate of compliance relating thereto and such order of conditions was recorded not earlier than August 18, 2005, the Borrowers shall use commercially reasonable efforts to obtain, within ninety (90) days from the date the Borrowers obtain title to each such location, an applicable certificate of compliance with respect to each applicable location.

§5.  Amendment to Section 7 of the Credit Agreement.  Section 7 of the Credit Agreement is hereby amended as follows:

(a)                                  Section 7.02(j) of the Credit Agreement is hereby amended by (i) inserting immediately after the words “the Warex Acquisition” which appears in Section 7.02(j) a comma and the words “the XOM Acquisition” and (ii) deleting the word “and” which appears at the end of the text of Section 7.02(j).

(b)                                 Section 7.02 of the Credit Agreement is further amended by (i) deleting the period which appears at the end of the text of Section 7.02(k) and substituting in place thereof a semicolon and the word “and”; and (ii) inserting immediately after the end of Section 7.02(k) the following new paragraph 7.02(l):

(l)  Investments by a Loan Party in (i) Persons who operate service stations on sites which are neither owned nor leased by a Loan Party, the proceeds of which are expected to be used by such Persons to make improvements at such locations and in connection with supply contracts entered into or to be entered into between a Loan Party and such Person, so long as the aggregate amount of all such Investments made under this Section 7.02(l)(i) in any fiscal year, when taken together with all other Capital Expenditures made in such year, does not exceed the Capital Expenditure limits set forth in Section 7.19 hereof; and (ii) Persons with which distributor and/or subdistributor arrangements are in place or expect to be in place, so long as the aggregate amount of all such Investments made under this Section 7.02(l)(ii) does not exceed the amount permitted to be made in connection with a Permitted Acquisition pursuant to Section 7.06(c) hereof.

(c)                                  Section 7.03(b) of the Credit Agreement is hereby amended by deleting the words “Subordinated Notes” which appear in Section 7.03(b) and substituting in place thereof the words “Subordinated Debt”.

(d)                                 Section 7.03(f) of the Credit Agreement is hereby amended by inserting immediately after the words “in respect of capital leases” which appear in Section 7.03(f) the words “(which, for the avoidance of doubt, do not include any sale-leaseback transactions otherwise permitted pursuant to Section 7.05(g) hereof)”.

(e)                                  Section 7.05(c) of the Credit Agreement is hereby amended by deleting Section 7.05(c) in its entirety and restating it as follows:

(c)                                  Dispositions of equipment or real property (other than in connection with any sale-leaseback transactions permitted pursuant to Section 7.05(g) hereof) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of replacement property or (iii) the aggregate value of all the equipment or real property disposed of pursuant to this Section 7.05(c)(iii) does not exceed $50,000,000 over the life of this Agreement and, to the extent the aggregate value of any equipment or real property disposed of in any one Disposition exceeds $2,000,000 or the aggregate value of all equipment or real property disposed of pursuant to this Section 7.05(c)(iii) exceeds $25,000,000, then, to the extent the proceeds received in connection thereof are not reinvested in a Loan Party’s business or committed to being reinvested in such business within 180 days after receipt thereof, then 181 days after receipt of such proceeds the Borrowers shall repay any outstanding Revolver Loans in the amount of such proceeds not so reinvested;

(f)                                    Section 7.05 of the Credit Agreement is further amended by (i) deleting the word “and” which appears at the end of Section 7.05(e); (ii) inserting the word “and” after the end of the text of Section 7.05(f) and inserting the new Section 7.05(g):

(g)                                 Dispositions consisting of arrangements whereby a Loan Party sells or transfers any property owned by it in order then or thereafter to lease such property or lease other property that a Loan Party intends to use for substantially the same purpose as the property being sold or transferred, provided the aggregate value of all such property disposed of in such manner shall not exceed $75,000,000 over the life of this Agreement.

(g)                                 Section 7.06(b) of the Credit Agreement is hereby amended by deleting Section 7.06(b) in its entirety and restating it as follows:

(b)                                 (i) Mergers and consolidations permitted by Section 7.04; (ii) the Warex Acquisition, provided, in the case of the Warex Acquisition,

only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Loan Parties and of the Warex Seller has approved such acquisition; (3) the Warex Acquisition is consummated on substantially the terms set forth in the Warex Purchase Agreement; (4) the Borrowers have provided the Administrative Agent with prior written notice of the date of consummation of such Warex Acquisition; (5) the Administrative Agent shall have ordered, or arranged for the ordering of, an appraisal of the assets to be acquired in connection with the Warex Acquisition; and (6) the Warex Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document; and (iii) the XOM Acquisition, provided, in the case of the XOM Acquisition, only so long as (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof (including, without limitation both before and after each of the First Closing and the Second Closing); (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Loan Parties and of the XOM Seller has approved such acquisition; (3) the XOM Acquisition is consummated on substantially the terms set forth in the XOM Purchase Agreement (including, without limitation, that the Loan Parties do not make any Subsequent Company Station Payment until the occurrence of the Subsequent Company Station Closing applicable thereto); (4) the Borrowers have provided the Administrative Agent with prior written notice of the date of consummation of each of the First Closing and each Subsequent Company Station Closing under the XOM Acquisition and, in connection with the Subsequent Company Station Closings, the Borrowers shall request the entire amount necessary to fund such closings in one borrowing; (5) the Administrative Agent shall have ordered, or arranged for the ordering of, an appraisal of the assets to be acquired in connection with the XOM Acquisition (other than assets consisting of leased properties); (6) the Loan Parties have complied with all provisions of the Agreement relating to the granting of security interests in the property to be acquired; (7) the XOM Acquisition would not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under this Agreement or any other Loan Document; and (8) to the extent all stations and assets to be acquired in the Subsequent Company Station Closings are not consummated on or prior to November 1, 2010, then on the date which is the earlier to occur of November 1, 2010 and the date on which the Loan Parties determine that additional Subsequent Company Stations Closings will not occur, the Loan Parties shall repay the Revolver Loans in an amount equal to the Subsequent Company Station Payments associated with the Subsequent Company Station Closings that are not to occur and shall permanently reduce the Aggregate Revolver Commitment by such amount;

(h)                                 Section 7.06(c) of the Credit Agreement is hereby amended by inserting after the words “other than the Warex Acquisition” which appear in Section 7.06(c) the words “and the XOM Acquisition”.

(i)                                     Section 7.09 of the Credit Agreement is hereby amended by inserting at the end of the text of Section 7.09 the following sentence:  “For the avoidance of doubt, the parties hereto hereby acknowledge that the Loan Parties have informed the Administrative Agent and the Lenders that in connection with the stations to be acquired in connection with the XOM Acquisition the Loan Parties anticipate entering into a management agreement with Alliance in respect of such stations (and any other stations covered by such management agreement) and the Loan Parties have informed the Administrative Agent and the Lenders that the terms of such management agreement constitute an arm’s length transaction on fair and reasonable terms substantially as favorable to the applicable Loan Party as would be obtainable by such Loan Party from a non-Affiliated third party, and the applicable Loan Parties have obtained all necessary internal approvals (including, without limitation, any internal approvals deemed necessary by the Loan Parties’ conflicts committee) as such Loan Party’s deem advisable prior to entering into such agreement.”

(j)                                     Section 7.13 of the Credit Agreement is hereby amended by deleting the words “of not more than 500,000 barrels” which appear in Section 7.13 and substituting in place thereof the words “of not more than 600,000 barrels”.

(k)                                  Section 7.15 of the Credit Agreement is hereby amended by deleting the words “Subordinated Notes” which appear in Section 7.15 and substituting in place thereof the words “Subordinated Debt”.

(l)                                     Section 7.18(ii) of the Credit Agreement is hereby amended by deleting the amount “$50,000,000” which appears in Section 7.18(ii) and substituting in place thereof the amount “$75,000,000”.

(m)                               Section 7.18(iv) of the Credit Agreement is hereby amended by deleting Section 7.18(iv) in its entirety and restating it as follows:

(iv)                              Combined Senior Secured Leverage Ratio.  Permit the Combined Senior Secured Leverage Ratio as at the end of any fiscal quarter to be greater than (a) 3.25:1.00 as at the end of each fiscal quarter to occur prior to the Reduction Date; and (b) 2.50:1.00 on the Reduction Date and for each fiscal quarter ending thereafter.

(n)                                 Section 7.19 of the Credit Agreement is hereby amended by deleting Section 7.19 in its entirety and restating it as follows:

7.19                        Capital Expenditures.  Make or become legally obligated to make any Capital Expenditures in any fiscal year that exceed, in the aggregate for all Loan Parties, (a) $25,000,000 for the fiscal year ending

December 31, 2010; and (b) $30,000,000 for any fiscal year ending December 31, 2011 and thereafter.

§6.  Amendment to Section 10 of the Credit Agreement.  Section 10.06(b)(ii) of the Credit Agreement is hereby amended by deleting Section 10.06(b)(ii) in its entirety and restating it as follows:

(ii)  Non Pro Rata Assignments.  Notwithstanding anything to the contrary contained herein, any Lender shall be permitted to make a non-pro rata assignment of any portion of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned hereunder (i.e. there shall be permitted non-pro rata assignment of the WC Commitment and the Revolver Commitment).

§7.  Amendment to Exhibit E of the Credit Agreement.  Exhibit E to the Credit Agreement (the Compliance Certificate) is hereby amended by deleting Exhibit E in its entirety and replacing it with the Exhibit E attached hereto.

§8.  Conditions to Amendment Closing; Conditions to First Amendment Effective Date.This First Amendment will close on, and be binding on the parties, as of the date hereof, including the modification contemplated by Section 1 hereof, but no modification or amendments contemplated by Sections 2 through 7 hereof will be effective until the First Amendment Effective Date (as hereinafter defined), upon receipt by the Administrative Agent of the fully-executed original counterparts of this First Amendment executed by the Loan Parties, the Administrative Agent, the L/C Issuer and the required Lenders.  The Borrowers shall be permitted to request Loans under the Credit Agreement on the Escrow Funding Date in order to fund the Escrow Amount, and the provisions of Section 1 hereof shall be applicable thereto, so long as the following conditions have been satisfied as of such Escrow Funding Date:  (a)  no Default or Event of Default has occurred and is continuing or would exist as a result thereof; and (b) the Administrative Agent is satisfied with the terms and conditions of the escrow arrangements described in this First Amendment.  The modifications and amendments contemplated by Sections 2 through 7 hereof will be effective upon the satisfaction of the following conditions (such date being hereinafter referred to as the “First Amendment Effective Date”) and the Administrative Agent will promptly notify each Lender of the occurrence of the First Amendment Effective Date:

(a)                                  the Initial Closing of the Proposed Acquisition has been consummated and, at the time of such consummation (1) no Default or Event of Default has occurred and is continuing or would exist as a result thereof; (2) the board of directors and (if required by applicable law) the shareholders, or the equivalent thereof of the Loan Parties and of the Exxon Sellers has approved such acquisition; (3) the Initial Closing of the Proposed Acquisition is consummated on substantially the terms set forth in the Purchase Agreement; (4) the Borrowers had provided the Administrative Agent with prior written notice of the date of consummation of the Initial Closing of such Proposed Acquisition; (5) the Administrative Agent ordered, or arranged for the ordering of, an appraisal of the fee assets (and not any leasehold interests) to be acquired in connection with the Proposed Acquisition; (6) the Loan Parties complied with all provisions of the Credit Agreement relating to the granting of security interests in the property to be acquired; and (7) the Proposed Acquisition does not subject the Administrative Agent or any Lender to any additional regulatory or third party approvals in connection with the exercise of any of its rights or remedies under the Credit Agreement or any other Loan Document;

(b)                                 receipt by the Administrative Agent for the respective accounts of each Lender who consented to the First Amendment on or prior to August 18, 2010 of an amendment fee of five basis points on such Lender’s WC Commitment and Revolver Commitment;

(c)                                  to the extent applicable, receipt by the Administrative Agent for the pro rata accounts of any Increasing Lender, the applicable ticking fee as contemplated by Section 1 hereof; and

(d)                                 payment to the Administrative Agent for the accounts of the Administrative Agent and each Increasing Lender of the fees contemplated by the Fee Letter.

§9.                               Representations and Warranties.  Each of the Loan Parties hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Article V of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.  In addition, each of the Loan Parties hereby represents and warrants that the execution and delivery by such Loan Party of this First Amendment and the performance by each such Loan Party of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents to which it is a party are within the corporate, partnership and/or limited liability company authority of each of the Loan Parties and have been duly authorized by all necessary corporate, partnership and/or membership action on the part of each of the Loan Parties.

§10.                        Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement and this First Amendment shall be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.  This First Amendment shall constitute a Loan Document.

§11.                        No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Loan Parties or any rights of the Administrative Agent, the L/C Issuer, the Syndication Agent, the Co-Documentation Agents or the Lenders consequent thereon.

§12.                        Counterparts.  This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§13.                        Governing Law.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as a document under seal as of the date first above written.

GLOBAL OPERATING LLC
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL COMPANIES LLC
By:	Global Operating LLC, its sole member
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL MONTELLO GROUP CORP.

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

CHELSEA SANDWICH LLC
By:	Global Operating LLC, its sole member
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLEN HES CORP.

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLP FINANCE CORP.

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL ENERGY MARKETING LLC
By:	Global Operating LLC, its sole member
By:	Global Partners LP, its sole member
By:	Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL PARTNERS LP
By:	Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL GP LLC

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Alan Tapley
Name:	Alan Tapley
Title:	Assistant Vice President

BANK OF AMERICA, N.A., as a Lender and
L/C Issuer

By:	/s/ Christen A. Lacey
Name:	Christen A. Lacey
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a
Lender

By:	/s/ Thomas G. Williams
Name:	Thomas G. Williams
Title:	Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Daniel M. Grondin
Name:	Daniel M. Grondin
Title:	Senior Vice President

SOCIETE GENERALE, as a Lender

By:	/s/ Anson Williams
Name:	Anson Williams
Title:	Director

By:
Name:
Title:

STANDARD CHARTERED BANK, as a
Lender

By:	/s/ Patricia Doyle
Name:	Patricia Doyle
Title:	Director

By:	/s/ Robert K. Reddington
Name:	Robert K. Reddington
Title:	Assistant Vice President

RBS CITIZENS, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Marina E. Grossi
Name:	Marina E. Grossi
Title:	Senior Vice President

BNP PARIBAS, as a Lender

By:	/s/ Matthew L. Rosetti
Name:	Matthew L. Rosetti
Title:	Vice President

By:	/s/ A-C Mathlot
Name:	A-C Mathlot
Title:	Managing Director

COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND” NEW YORK
BRANCH, as a Lender

By:	/s/ Andrew Sherman
Name:	Andrew Sherman
Title:	Executive Director

By:	/s/ Eva Rushkevich
Name:	Eva Rushkevich
Title:	Executive Director

SOVEREIGN BANK, as a Lender

By:	/s/ Robert D. Lanigan
Name:	Robert D. Lanigan
Title:	Senior Vice President

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK, as a Lender

By:	/s/ Zali Win
Name:	Zali Win
Title:	Managing Director

By:	/s/ Michael Kermarrec
Name:	Michael Kermarrec
Title:	Vice President

KEYBANK NATIONAL ASSOCIATION, as
a Lender

By:	/s/ Keven D. Smith
Name:	Keven D. Smith
Title:	Senior Vice President

TORONTO DOMINION (NEW YORK)
LLC, as a Lender

By:	/s/ Debbi L. Brito
Name:	Debbi L. Brito
Title:	Authorized Signatory

RZB FINANCE LLC, as a Lender

By:	/s/ Astrid Wilke
Name:	Astrid Wilke
Title:	Vice President

By:	/s/ Joyce Marie Gapay
Name:	Joyce Marie Gapay
Title:	Vice President

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Don J. McKinnerny
Name:	Don J. McKinnerny
Title:	Authorized Signatory

RAYMOND JAMES BANK, FSB, as a
Lender

By:	/s/ Garrett McKinnon
Name:	Garrett McKinnon
Title:	Senior Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ann E. Sutton
Name:	Ann E. Sutton
Title:	Director

WEBSTER BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Richard A. O’Brien
Name:	Richard A. O’Brien
Title:	Senior Vice President

NATIXIS, NEW YORK BRANCH, as a
Lender

By:	/s/ David Pershad
Name:	David Pershad
Title:	Managing Director

By:	/s/ Severine Pardo
Name:	Severine Pardo
Title:	Director

DZ BANK AG DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, as a Lender

By:	/s/ Wolfgang H. Haugk
Name:	Wolfgang H. Haugk
Title:	Vice President

By:	/s/ John Coussa
Name:	John Coussa
Title:	Vice President

BRANCH BANKING & TRUST COMPANY, as a Lender

By:	/s/ Roger Eric Searls
Name:	Roger Eric Searls
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:
Name:
Title:

RATIFICATION OF GUARANTY

Each of the undersigned guarantors (each a “Guarantor”) hereby acknowledges and consents to the foregoing First Amendment as of August 18, 2010, and agrees that the Amended and Restated Guaranty dated as of May 14, 2010 (as amended and in effect from time to time, the “Guaranty”) from each of the undersigned Guarantors remains in full force and effect, and each of the Guarantors confirms and ratifies all of its obligations thereunder and under each of the other Loan Documents to which such Guarantor is a party. Notwithstanding anything to the contrary contained herein, the parties thereto hereby acknowledge, agree and confirm that as of the date hereof, the Guaranty remains in full force and effect.

GLOBAL PARTNERS LP
By:	Global GP LLC, its general partner

By:	/s/ Edward J. Faneuil
Title: Executive Vice President

GLOBAL GP LLC

By:	/s/ Edward J. Faneuil
Title: Executive Vice President